EXHIBIT 21.1



                                 JOINT VENTURES

Cyber Merchants Exchange, Inc. owns and operates the following joint ventures:

-------------------------------|--------------- -----------------|-------------|
|                              | Percentage of |  State/Province |   Date      |
|                              |   Ownership   |        of       |    of       |
|Name of Joint Venture         |    by C-Me    |   Incorporation |Incorporation|
|------------------------------|---------------| ----------------|-------------|
|Global Purchasing Dotcom, Inc.|      50%      |   Washington    | June 2000   |
|------------------------------|---------------|-----------------|-------------|
|E-SouthEast Asia, Inc.        |      47%      |   Delaware      | June 2000   |
|------------------------------|---------------|-----------------|-------------|
|C-Me Taiwan                   |      40%      |     Taiwan      |December 1999|
|------------------------------|---------------|-----------------|-------------|
|C-Me Bangladesh               |      50%      |    Bangladesh   | May 2002    |
|------------------------------|---------------|-----------------|-------------|
|C-Me Korea                    |      50%      |      Korea      | July 2001   |
|------------------------------|---------------|-----------------|-------------|
|C-Me Hong Kong                |      50%      |     Hong Kong   | July 2001   |
|------------------------------|---------------|-----------------|-------------|